                                                                    Exhibit 15.1

Board of Trustees and Shareholders
Security Capital Pacific Trust

Gentlemen:

Re:  Registration Statements Nos. 333-31031, 333-31033, 333-31405, 333-42283,
333-43723, 333-24035, 333-44639 and 333-51139.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 23, 1998 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant, or a report prepared by an accountant within the meaning of sections 7 and 11 of the Act.

KPMG Peat Marwick LLP

Chicago, Illinois
May 14, 1998

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